As filed with the Securities and Exchange Commission on April 16, 2003
                                                   Registration No. 333-

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________
                           U.S.I. HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                  13-3771733
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

50 California Street, 24th Floor, San Francisco, California          94111-4796
         (Address of Principal Executive Offices)                    (Zip Code)

                       USI Insurance Services Corporation
                                   401(k) Plan
                            (Full title of the plans)
                               ___________________
                                 David L. Eslick
                 Chairman, President and Chief Executive Officer
                           U.S.I. Holdings Corporation
                        50 California Street, 24th Floor
                      San Francisco, California 94111-4796
                     (Name and address of agent for service)
                                 (415) 983-0100
          (Telephone number, including area code, of agent for service)

                                 With copies to:

    Ernest J. Newborn, II, Esq.                         Jonathan I. Mark, Esq.
       Senior Vice President,                           Cahill Gordon & Reindel
   General Counsel and Secretary                            80 Pine Street
    U.S.I. Holdings Corporation                        New York, New York 10005
  50 California Street, 24th Floor                          (212) 701-3000
San Francisco, California 94111-4796
           (415) 983-0100
                                   ___________________


                         CALCULATION OF REGISTRATION FEE
===============================================================================================================

                                                                        Proposed      Proposed
                                                                         maximum       maximum      Amount of
                                                        Amount to be    offering      aggregate    registration
          Title of securities to be registered           registered     price per     offering         fee
                                                             (1)        share(2)      price(2)
  Common stock, par value $0.01 per share               3,000,000      $10.70         $32,100,000  $2,596.89
===============================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act, this registration statement will cover such indeterminate number of shares of common stock of U.S.I. Holdings Corporation that may be issued in respect of stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate number of Plan Interests that may be issued under the USI Insurance Services Corporation 401(k) Plan.

(2) Estimated solely for the purposes of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act based on the average of the reported high and low sales prices of the Common Stock on the Nasdaq National Market on April 10, 2003.

                                EXPLANATORY NOTE

     This registration statement relates to shares of common stock of U.S.I. Holdings Corporation (the "Company") that may be acquired by employees of the Company and its subsidiaries under the USI Insurance Services Corporation 401(k) Plan. Shares of the Company's common stock acquired under the USI Insurance Services Corporation 401(k) Plan are obtained by the plan administrator through open market purchases at prevailing market prices. Such transactions do not involve the original issuance by the Company of any new shares of common stock or result in a change in the number of outstanding shares of common stock of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Plan Annual Information. *

     * As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by us with the Commission are hereby incorporated by reference in this registration statement:

     (1) Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 28, 2003; and

     (2) the description of our Common Stock contained in our registration statement on Form 8-A (No. 000-50041), filed on October 17, 2002.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

General Corporation Law

     U.S.I. Holdings Corporation is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful.

     A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

     Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Certificate of Incorporation

     Our certificate of incorporation and bylaws provide for the indemnification of directors, officers, employees and agents to the fullest extent permitted by the DGCL.

     All of our directors and officers will be covered by insurance policies maintained by us against some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     [Not applicable.]

ITEM 8.  EXHIBITS.

     The exhibits to this registration statement are listed in the Exhibit Index on page II-5 of this registration statement, which index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
          (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 16, 2003.

                             U.S.I. HOLDINGS CORPORATION


                             By:  /s/ David L. Eslick
                                  --------------------------------
                                  David L. Eslick
                                  Chairman, President and
                                  Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints David L. Eslick and Robert S. Schneider, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                        Title                       Date
                 ---------                                        -----                       ----

/s/ David L. Eslick                             Chairman, President and Chief Executive       April  16, 2003
-----------------------------------             Officer (Principal Executive Officer) and
         David L. Eslick                        Director


/s/ Robert S. Schneider                         Executive Vice President and Chief Financial  April 16, 2003
-----------------------------------             Officer (Principal Financial Officer)
         Robert S. Schneider

/s/ Jason S. Mitchell                           Controller (Principal Accounting Officer)     April 16, 2003
-----------------------------------
         Jason S. Mitchell

/s/ Richard M. Haverland                        Director                                      April 16, 2003
-----------------------------------
         Richard M. Haverland

/s/ Philip E. Larson, III                       Director                                      April 16, 2003
-----------------------------------
         Philip E. Larson, III

/s/ Robert Spass                                Director                                      April 16, 2003
-----------------------------------
         Robert Spass

/s/ Robert F. Wright                            Director                                      April 16, 2003
-----------------------------------
         Robert F. Wright

/s/ Thomas A. Hayes                             Director                                      April 16, 2003
-----------------------------------
         Thomas A. Hayes



                                  EXHIBIT INDEX

    EXHIBIT NO.              EXHIBIT
    -----------              -------

     4.1  USI Insurance Services Corporation 401(k) Plan (as amended).

     23.1 Consent of Ernst & Young LLP, Independent Auditors.

     24.1 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain officers and directors of U.S.I. Holdings Corporation (included on the signature page to this registration statement).